PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Beach First National Bancshares, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

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         (4)  Date Filed:

                      BEACH FIRST NATIONAL BANCSHARES, INC.
                              1550 NORTH OAK STREET
                       MYRTLE BEACH, SOUTH CAROLINA 29577


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Dear Fellow Shareholder:

         We cordially invite you to attend the 2000 Annual Meeting of Shareholders of Beach First National Bancshares, Inc., the holding company for Beach First National Bank. At the meeting, we will report on our performance in 1999 and answer your questions. We will also be pleased to introduce you to our bank's new president and chief executive officer, Walt Standish. We are excited about our accomplishments in 1999 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on April 26, 2000 at 2:00 p.m. at the Myrtle Beach Convention Center, 2101 North Oak Street, Myrtle Beach, South Carolina 29577, for the following purpose:

1.       To elect five members to our board of directors; and

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 10, 2000 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company's offices prior to the meeting. In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company, and directors and officers of the Company will be present to respond to your questions.

         Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                    By order of the board of directors,


                                    Raymond E. Cleary, III
                                    Chairman and Chief Executive Officer



Myrtle Beach, South Carolina
March 24, 2000

                      BEACH FIRST NATIONAL BANCSHARES, INC.
                              1550 NORTH OAK STREET
                       MYRTLE BEACH, SOUTH CAROLINA 29577


                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 26, 2000


         Our board of directors is soliciting proxies for the 2000 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The board set March 10, 2000 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 735,868 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint Michael Bert Anderson and Raymond E. Cleary, III as your representatives at the meeting. Mr. Anderson and Dr. Cleary will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Anderson and Dr. Cleary will vote your proxy for the election to the board of directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Anderson and Dr. Cleary will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 24, 2000.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class II directors will expire at the meeting. The terms of the Class III directors expire at the 2001 Annual Shareholders Meeting. The terms of the Class I directors will expire at the 2002 Annual Shareholders Meeting.
Our directors and their classes are:



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


                Class I                                Class II                               Class III
        Raymond E. Cleary, III                   Michael Bert Anderson                     Vernie E. Dove
          Joe N. Jarrett, Jr.                     Orvis Bartlett Buie                    Jack L. Green, Jr.
           Richard E. Lester                     Michael D. Harrington                Samuel Robert Spann, Jr.
             Don J. Smith                          Rick H. Seagroves                    B. Larkin Spivey, Jr.
                                                Walter E. Standish, III                    James C. Yahnis

         Shareholders will elect five nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2003 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the five nominees receiving the highest number of votes will be elected.

         The board of directors recommends that you elect Michael Bert Anderson, Orvis Bartlett Buie, Michael D. Harrington, Rick H. Seagroves, and Walter E. Standish, III as Class II directors.

         If you submit a proxy but do not specify how you would like it to be voted, Dr. Cleary and Mr. Anderson will vote your proxy to elect Mr. Anderson, Mr. Buie, Mr. Harrington, Mr. Seagroves, and Mr. Standish. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Dr. Cleary and Mr. Anderson will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees. Each of the nominees is also an organizer and director of our subsidiary, Beach First National Bank, with the exception of Walter E. Standish, III, who is up for election to join our board this year:

         Michael Bert Anderson, age 40, is a director of our company and our bank. He is a native of the Myrtle Beach area. He graduated from Duke University in 1980 with a degree in management sciences/accounting. Since that time, Mr. Anderson has worked in the family hotel business. The family-owned properties have been redeveloped and tripled in size since 1980. They include the Poindexter Resort, Court Capri, and Atlantica condominium towers. Mr. Anderson is a managing partner in the Patricia Hotels, Coral Beach Resort, and Sands Resorts. Mr. Anderson is also involved in several local golf courses serving as a general partner in Arrowhead and Wicked Stick. Mr. Anderson's community service includes Myrtle Beach Community Church, Christian Academy, and the United Way of Horry County. Mr. Anderson is a former Rotarian and past president of the Myrtle Beach Hospitality Association. As a volunteer with the City of Myrtle Beach, Mr. Anderson has served four years on the Planning and Zoning Commission and is currently serving as a director of the Downtown Redevelopment Corporation

         Orvis Bartlett Buie, age 51, is a director of our company and our bank. He is the owner of Bartlett Buie, CPA, P.A. From 1992 until September 1997, Mr. Buie was a partner with Buie, Rabon & Jaskot, CPAs. Prior to 1992, Mr. Buie was a partner with Bates, Buie, Lindsay, Evans, Rabon & Kinard, CPAs. He is the president of Damon's Eastern Carolinas, Ltd., the franchisor of Damon's Ribs restaurants in North Carolina, South Carolina, and eastern Tennessee. Mr. Buie received his bachelor's degree in accounting from the University of South Carolina in 1972. He has been a certified public accountant since 1974 and is licensed to practice in both South Carolina and North Carolina.

         Michael D. Harrington, age 52, is a director of our company and our bank. He is president and general manager of Harrington Construction Company, Inc., a Myrtle Beach general contracting firm organized in 1979. With over 30 years of construction experience, Mr. Harrington specializes in commercial construction in the Myrtle Beach and Grand Strand area. Originally from Sumter, South Carolina, he served six years in the United States Marine Corps Reserves immediately following high school. Presently, he serves on the Horry County Advisory Council of Junior Achievement and as a board member of Myrtle Beach Haven, a homeless shelter. Mr. Harrington served on the advisory board for United Carolina Bank for three years. In addition, he is a member of Myrtle Beach Masonic Lodge #353, Myrtle Beach Shrine Club, Omar Temple, Delta Lodge of Perfection, and Myrtle Beach Elks Lodge #771.



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


         Rick H. Seagroves, age 43, is a director of our company and our bank. He is the owner and chief executive officer of Inland Foods Corporation, which operates 20 Burger King restaurants located in the southeast portion of South Carolina. He owns TKS, Inc., which operates several of The Sea Store convenience store/gas stations and is a franchisee with T.G.I. Friday's restaurant group. He also owns and operates 13 Pizza Hut restaurants in eastern South Carolina. Mr. Seagroves is an elder at the First Presbyterian Church and a member of the Budget and Stewardship Committee. He is a director of the Grand Strand Sertoma Club. Mr. Seagroves works with several charities in the Myrtle Beach area and has been instrumental in raising special project funds for Horry County schools.

         Walter E. Standish, III, age 49, is the president and chief executive officer of our bank and a director of our company and our bank. He received a bachelor of science degree in Business Administration from the University of South Carolina. He is a graduate of the South Carolina Banker's School and the University of Virginia Commercial Lending School. He was with Bank of America and its predecessors for 25 years, serving in various capacities in Myrtle Beach, Columbia, and Beaufort, South Carolina, most recently as a senior vice president and regional executive in Charlotte, North Carolina. He was formerly a member of the University of South Carolina Alumni Council as well as chairman of the Grand Strand Regional Medical Center and a board member of the Horry County United Way. He is also a former member of the Board of Visitors of the E. Craig Wall School of Business Administration

         Set forth below is also information about each of our other directors and each of our executive officers. Each director is also an organizer and a director of Beach First National Bank with the exception of Vernie E. Dove, who became a director in January 1998.

         Dr. Raymond E. Cleary III, age 51, is chairman and chief executive officer of our company. Dr. Cleary has been a practicing general dentist in Surfside Beach, South Carolina since 1975. As a dentist, he served as an officer/board member of the South Carolina Dental Association, 4th District of South Carolina Dental Association, and the Grand Strand Dental Society. Dr. Cleary is also a board member of the Florence Darlington Technical College, Dental Hygienist/Assistant Program. He received his undergraduate degree and his dental degree from the Ohio State University and College of Dentistry. In business, Dr. Cleary was an initial organizer and director of Waccamaw State Bank from 1980-1987. In 1987, Waccamaw State Bank merged into Anchor Bank, and he was an advisory director of Anchor Bank from 1987-1994. In the community, Dr. Cleary has served as a Webelo Boy Scout leader and a youth soccer coach. He has been an officer or board member of the Grand Strand YMCA, the South Strand Sertoma, the Grand Strand Soccer Association, the Surfside Business and Professional Association, the Better Business Bureau, and the Myrtle Beach Chamber of Commerce. Additionally, Dr. Cleary has served as an Eucharistic Minister, in a church men's group, and on a church board.

         Mary Katharine ("Katie") Huntley, 49, is an executive vice president and senior lender of our bank and assistant secretary of our company. She attended Marshall University in Huntington, West Virginia. She is a licensed insurance agent in South Carolina. She has served as president of the Eastern Carolina Chapter of Robert Morris Associates and Coastal Business Womens Network. She has also served as chairwoman of the Better Business Bureau of Coastal Carolina, Inc. She currently serves on the Legislative Committee of the South Carolina Bankers Association.

         Dr. Joe N. Jarrett, Jr., age 51, is a director of our company and our bank. Dr. Jarrett is a Board Certified Orthopedic Surgeon. Dr. Jarrett is the president of the board of directors of the Tara Hall Home for Boys and is a member and past president of the Grand Strand Sertoma Club. Dr. Jarrett has been extremely active serving the medical community. He is the past president of the South Carolina Orthopedic Association and has previously served as president of the Horry County Medical Society. Dr. Jarrett was a member of the Grand Strand Regional Medical Center Board of Trustees. He received his bachelor's degree in English from Dartmouth College and his doctorate of medicine from West Virginia University.

         Ann W. Jones, age 52, is an executive vice president and chief financial officer of our bank and secretary of our company. She received a Bachelor of Arts degree from Furman University and a Masters of Business Administration from the University of South Carolina. She has served as an officer and on the board of directors for various professional organizations which include the American Institute of Banking, Bank Administration

Institute, Association of Management Accountants, National Association of Bank Women, and the Coastal Business Womens Network.

         Richard E. Lester, age 56, is a director of our company and our bank and is a Municipal Judge for the City of Myrtle Beach. In addition to his capacity as Municipal Judge, Judge Lester practices real estate law. Judge Lester is also a member of the Horry County Bar Association, the South Carolina Bar Association, and the American Bar Association. He received his bachelor's degree in 1966 and his juris doctorate degree in 1969 from the University of South Carolina. He was admitted to the South Carolina Bar in 1969. From 1969 to 1973, Judge Lester was an agent with the Federal Bureau of Investigation.

         Don J. Smith, age 49, is a director of our company and our bank. Mr. Smith is President of Chicora Development, a real estate firm in the Myrtle Beach and Grand Strand areas. He is currently a member of the Planning and Zoning Board for the Town of Briarcliffe Acres and a member of the King of Glory Lutheran Church. He is also a member and has served on various committees of the Myrtle Beach Chamber of Commerce. Mr. Smith has been a member of the South Carolina Association of Realtors and the Coastal Carolina Board of Realtors for more than 20 years and also serves as a director for each of those organizations. He holds a bachelor's degree in accounting from Western Carolina University.

         Vernie E. Dove, age 64, is a director of our company and our bank. He attended the University of North Carolina and is currently executive vice president of Associated Insurors, Inc. He chairs the South Carolina Center for Family Policy, is president of the Myrtle Beach Rotary Club, and is chairman of the board of the Myrtle Beach Chamber of Commerce. Dove serves on the advisory board of Santee Cooper and is past president of the Board of Visitors at Presbyterian College. He also serves on the South Carolina Leadership Board.

         Dr. Jack L. Green, Jr., age 55, is a director of our company and our bank and has been a practicing orthodontist in Myrtle Beach for the past 20 years. He is a graduate of Clemson University and the Medical College of Virginia and has earned a master's degree from Fairleigh Dickenson University. Dr. Green formerly served as president of the Grand Strand Dental Society and president of the South Carolina Association of Orthodontists. Dr. Green is a former member of the advisory board for NationsBank and a member of the First Presbyterian Church.

         Samuel Robert Spann, Jr., age 51, is a director of our company and our bank and has served as president and CEO of Spann Roofing and Sheet Metal, Inc. since 1975. Spann Roofing and Sheet Metal, Inc. is a large regional roofing contractor serving the eastern sectors of South Carolina and North Carolina. Mr. Spann currently serves as a member on the Board of Visitors at the Wall School of Business, Coastal Carolina University. He is also a past director on the board of the National Roofing Contractors Association and has been a past president of the Carolinas Roofing Contractors Association. Mr. Spann's extensive community involvement in the past includes service as president and general campaign chairman of the United Way of Horry County, as well as service on the board of directors of the Myrtle Beach Rotary Club, the Dunes Golf and Beach Club, and the Myrtle Beach Area Chamber of Commerce. Mr. Spann is a graduate of Clemson University and has served proudly as an officer in the United States Air Force.

         B. Larkin Spivey, Jr., age 59, is a director of our company and our bank. He has been president and general manager of Birch Canoe Campground, Inc. since 1985, operating a Kampgrounds of America ("KOA") franchised camping resort with an ancillary convenience store and recreational vehicle sales business. Since 1986, he has been the manager of Spivey Company, LLC, managing commercial real estate in Myrtle Beach and Conway, South Carolina. He served for 20 years as an officer in the United States Marine Corps, commanding various units including an infantry company in combat during the Vietnam War. Mr. Spivey is a director and recent past president of the Myrtle Beach Campground Owners Association and a past director of the Myrtle Beach Area Hospitality Association. He served from 1982 to 1995 on the local advisory board of C&S National Bank and its successor, NationsBank. Mr. Spivey graduated from The Citadel with a degree in business administration in 1961 and received a master's degree in business administration from George Washington University in 1972. He is currently a member of Trinity Episcopal Church and the Cursillo of Christianity Secretariat, Diocese of South Carolina.

         James C. Yahnis, age 44, is a director of our company and our bank. He is currently an owner of Chris Yahnis Coastal, Inc., a beer wholesale company in Myrtle Beach. Mr. Yahnis holds the MAI designation, and he is associated with The Hazen Company, a real estate appraisal firm. Mr. Yahnis serves on the finance committee of the Myrtle Beach Area Chamber of Commerce. He has formerly served on various professional committees for The Appraisal Institute. He received a bachelor's degree in economics from Davidson College and a master's degree in real estate from the University of Florida.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash compensation we paid to our president for the years ended December 31, 1997 through 1999. Mr. Horn resigned as our president on January 14, 2000. Mary Katharine ("Katie") Huntley has served as our acting president from that date until Mr. Standish joined us as our new president on March 20, 2000. None of our other executive officers earned total annual compensation, including salary and bonus, in excess of $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                    Long Term
                                                                                                  Compensation
                                                        Annual Compensation(1)                        Awards
                                                        ----------------------                        ------
                                                                               Other Annual     Number of Securities
Name and Principal Position                Year       Salary        Bonus      Compensation      Underlying Options
---------------------------                ----       ------        -----      ------------      ------------------
William Gary Horn                          1999      $100,314          --         $4,164                 --
    President of Beach First National      1998      $ 94,500          --             --                 --
    Bank
                                           1997      $ 90,000      $4,000             --                 --

(1) Our executive officers also receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by the named executive officer did not exceed 10% of the executive's annual salary and bonus.


                              EMPLOYMENT AGREEMENTS

         We have entered into an employment agreement dated March 4, 2000 pursuant to which Walter E. Standish, III will serve as our bank's president and chief executive officer and as our president, effective March 20, 2000. The employment agreement provides for a salary of $125,000 per annum. Mr. Standish is also eligible to receive a cash bonus equal to 8% of the net pre-tax income of our bank in 2000 and 5% of the net pre-tax income of our bank in 2001 (determined in each case in accordance with generally accepted accounting principles). We will also grant Mr. Standish an option to purchase 5,000 shares of common stock, exercisable at $12.50 per share. The options vest over two years, subject to Mr. Standish's continued employment and achievement by the bank of certain performance criteria. The options have a term of ten years. Additionally, Mr. Standish participates in our retirement, welfare, and other benefit programs and is entitled to a life insurance policy and reimbursement for automobile expenses, club dues, and travel and business expenses. The employment agreement provides for an initial term ending on March 20, 2002, subject to automatic extension for an additional three years upon a change in control. Furthermore, in the event of a change in control, any restrictions on outstanding incentive awards, including the options, will lapse so that all such awards vest immediately. For two years following the termination of his employment, Mr. Standish may not (a) become engaged or employed in a similar business or venture as our business within Horry County, South Carolina, or (b) solicit our customers or potential customers for the purpose of providing financial services.

         Until his resignation on January 15, 2000, Mr. Horn served as our bank's president and chief executive officer and as our president pursuant to an employment agreement we entered into in 1995. The employment agreement provided for a salary of $90,000 per annum. Mr. Horn was also eligible to receive a cash bonus equal to 5% of the bank's net pre-tax income (determined in accordance with generally accepted accounting principles) if the bank achieved certain performance levels established by the board of directors from time to time. We also granted Mr. Horn an option to purchase 36,793 shares of common stock, exercisable at $10.00 per share. The options vested at the rate of one-fifth per year for each of the first five anniversaries of the bank's opening date, subject to Mr. Horn's continued employment on each such date and the achievement of certain performance criteria. The options have a term of ten years. Additionally, Mr. Horn participated in our retirement, welfare, and other benefit programs and was entitled to a life insurance policy and reimbursement for automobile expenses, club dues, and travel and business expenses. The employment agreement provided for an initial term ending on September 23, 2001, with automatic one year extensions.

         In addition, the employment agreement provided that after a change in control, Mr. Horn would have the option of: (i) automatically extending the term of the employment agreement for another 18 months following the change in control or (ii) receiving any sums due him under the employment agreement plus severance compensation of one and one-half times his then-current annual base salary. Furthermore, in the event of a change in control, any restrictions on outstanding incentive awards, including the options, would lapse so that all such awards would vest immediately.

         The agreement also provided that, for two years following the termination of his employment, Mr. Horn may not (a) be employed in the banking business as a director, officer, or organizer, or promoter of, or consultant to, or acquire more than a 1% passive investment in, any financial institution in Horry County, South Carolina, (b) solicit our customers for the purpose of providing financial services, or (c) solicit our employees for employment.

         In connection with the termination of Mr. Horn's employment, we agreed to continue Mr. Horn's monthly salary until September 1, 2000 unless Mr. Horn accepts other employment prior to that date. Upon Mr. Horn's resignation, his unvested options expired, but we agreed to extend the exercisability of Mr. Horn's vested options for 22.077 shares to January 15, 2002. Under the Internal Revenue Code, these options will now be treated as nonqualified stock options rather than incentive stock options. We also agreed to eliminate the restrictions on competition, solicitation of employees, and solicitation of customers.

AGGREGATED OPTION EXERCISE AND YEAR-END OPTION VALUES

                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                                Underlying Options at Fiscal year End             Options at Fiscal Year End
Name                            Exercisable           Unexercisable            Exercisable          Unexercisable
----                            -----------           -------------            -----------          -------------
William Gary Horn                  22,077                 14,716                 $55,193               $36,790

The price of the last trade of which the Company is aware prior to December 31, 1999 was $12.50. Therefore, the value of unexercised in-the-money options is based on a fair market value of the common stock of $12.50. Upon Mr. Horn's resignation on January 15, 2000, the options that were not yet exercisable expired, but we agreed to extend the exercisability of Mr. Horn's vested options for 22,077 shares to January 15, 2002. Under the Internal Revenue Code, these options will now be treated as nonqualified stock options rather than incentive stock options.

DIRECTOR COMPENSATION

         We did not pay any directors' fees during the last fiscal year.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         The following table shows how much common stock is owned by our directors and executive officers and by owners of more than 5% of the outstanding common stock, as of March 15, 2000.


                                                                                                Percentage of
                                               Number of Shares                                   Beneficial
       Name                                       Owned (1)         Right to Acquire (2)         Ownership(3)
       ----                                       ---------         --------------------         ------------
       Michael Bert Anderson                        14,650                  1,500                    2.19%
       Orvis Bartlett Buie                          14,300                  1,500                    2.14%
       Raymond E. Cleary, III                       21,225                  1,500                    3.08%
       Vernie E. Dove                                  100                  1,500                       *
       Jack L. Green, Jr.                           14,000                  1,500                    2.10%
       Michael D. Harrington                        16,800                  1,500                    2.48%
       Mary Katharine ("Katie") Huntley                400                 12,600                    1.74%
       Joe N. Jarrett, Jr.                          14,270                  1,500                    2.14%
       Ann W. Jones                                     --                 12,600                    1.68%
       Richard E. Lester                            13,980                  1,500                    2.09%
       Rick H. Seagroves                            16,200                  1,500                    2.40%
       Don J. Smith                                 14,000                  1,500                    2.10%
       Samuel Robert Spann, Jr.                     16,000                  1,500                    2.37%
       B. Larkin Spivey, Jr.                        14,000                  1,500                    2.10%
       James C. Yahnis                              14,000                  1,500                    2.10%
       Executive  officers and directors as a      183,925                 44,700                   29.29%
       group (15 persons)

________________

*  Less than 1%

(1)      Includes shares for which the named person:
         -        has sole voting and investment power,
         - has shared voting and investment power with a spouse or other person, or
         - holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising stock options but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1999, the board of directors of the company held three meetings and the board of directors of Beach First National Bank held 14 meetings. All of the directors of the company and Beach First National Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

         The company's board of directors has appointed a number of committees, including an executive committee. This committee is composed of the following members: Raymond E. Cleary, III, Richard E. Lester, Orvis Bartlett Buie, and Joe
N. Jarrett. This committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The duties of this committee also includes the development with management of all benefit plans for our employees, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met twice during the year ended December 31, 1999. The executive committee reports its findings to the Board of Directors.

         The Company does not have a nominating committee or a committee serving a similar function.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 1999. However, Rick H. Seagroves failed to file a Statement of Changes in Beneficial Ownership on Form 4 during 1999; this delinquency was corrected and filed with the SEC on a Form 5.


                              INDEPENDENT AUDITORS

         We have selected the firm of Elliott, Davis & Company, L.L.P. to serve as the independent auditors to the Company for the year ending December 31, 2000. The Company does not expect a representative from this firm to attend the annual meeting.

        SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2001 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 25, 2000. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.


March 24, 2000

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                     BEACH FIRST NATIONAL BANCSHARES, INC.
                          TO BE HELD ON APRIL 26, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby constitutes and appoints Dr. Raymond E. Cleary, III and Michael Bert Anderson, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Beach First National Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Myrtle Beach Convention Center, 2101 North Oak Street, Myrtle Beach, South Carolina 29577 on Wednesday, April 26, 2000 at 2:00 p.m. local time, and at any adjournment, upon the matters described inn the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:
   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: "FOR" PROPOSAL NO. 1 TO ELECT THE FIVE IDENTIFIED CLASS II DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS EACH FOR THREE-YEAR TERMS.

1. PROPOSAL to elect the five identified Cladd II directors to serve for three year terms.

   Michael Bert Anderson
   Orvis Bartlett Buie
   Michael D. Harrington
   Rick H. Seagroves
   Walter E. Standish, III

  [ ]  FOR all nominees listed (except                               [ ]
       as marked to the contrary)

  [ ]  WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THAT NOMINEES NAME(S) IN THE SPACE PROVIDED BELOW).

--------------------------------------------------------------------------------

                                                  Dated: ---------------- , 2000

                                                  ------------------------------
                                                   Signature of Shareholder(s)

                                                  ------------------------------
                                                        Please print name

                                                  ------------------------------
                                                   Signature of Shareholder(s)

                                                  ------------------------------
                                                        Please print name

                                                  Please sign exactly as name or
                                                  names appear on your stock
                                                  certificate. Where more than
                                                  one owner is shown on your
                                                  stock certificate, each owner
                                                  should sign. Persons signing
                                                  in a fiduciary or
                                                  representative capacity shall
                                                  give full title. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by authorized
                                                  person.